                                XVT SOFTWARE INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     XVT Software Inc., a Delaware corporation (the "Company"), hereby grants on this 18th day of January, 1995, to BILL HOLSTEN (the "Optionee"), an option to purchase a maximum of 4,000 shares of its common stock, $.0005 par value (the "Common Stock"), at the price of $3.20 per share, on the following terms and conditions:

     1. GRANT AS NON-QUALIFIED OPTION; OTHER OPTIONS. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option), and the Board of Directors will take appropriate action, if necessary, to achieve this result. This option is in addition to any other options which may hereafter be granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

     2. VESTING OF OPTION IF BUSINESS RELATIONSHIP CONTINUES. If the Optionee has continued to serve the Company, its parent (if any) and any present or future subsidiaries (each a "Related Corporation") in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company) on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

     Less than one year from the date hereof          0        shares

     One year but less than two years from the
     additional date thereof                         1,000   shares

     Two years but less than an additional
     three years from the date hereof                1,000   shares

     Three years but less than an additional
     four years from the date hereof                 1,000   shares

     Four years but less than an additional
     five years from the date hereof                 1,000   shares

     The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised on or before the date which is 10 years minus one day, from the date this option is granted. All of the foregoing rights are subject to Sections 3, 4 and 16 as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company, dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company or is terminated for cause.

     3. TERMINATION OF BUSINESS RELATIONSHIP. If the Optionee ceases to maintain a Business Relationship with the Company, other than by reason of death or disability as defined in

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Section 4, or for Cause as defined in Section 16 no further installments of this option shall become exercisable and this option shall terminate after the passage of sixty (60) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

     4.   DEATH; DISABILITY; DISSOLUTION.

          (a) If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

          (b) If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of his disability, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date the Business Relationship was terminated, at any time within 180 days after the date of such termination, but not later than the scheduled expiration date. At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination. For the purposes of this Agreement, the term "disability" shall mean "permanent and total disability" as defined in
     Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, or a successor statute. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such Optionee is not the surviving entity at the time when such entity is involved in a Business Relationship with the Company, this Option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event

     5. PARTIAL EXERCISE. Exercise of this option may be made in part at any time and from time to time within the limits set forth in Section 2, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share must be issued to permit the Optionee to exercise completely such final installment, in which case, the Optionee shall receive from the Company cash in lieu of any fractional share. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.


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

     6. PAYMENT OF PRICE. The option price is payable in United States dollars and may be paid in cash or by check, or any combination of the foregoing, equal in amount to the option price.

     7. AGREEMENT TO PURCHASE FOR INVESTMENT. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act.

     8. METHOD OF EXERCISING OPTION. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option. In the event this option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof, as reasonably determined by the Board of Directors, of the right of such person or persons to exercise this option. All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and nonassessable.

     9. OPTION NOT TRANSFERABLE. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime, this option shall be exercisable only by the Optionee.

     10. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

     11. NO OBLIGATION TO CONTINUE BUSINESS RELATIONSHIP. This Agreement imposes no obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

     12. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in this Agreement with respect to certain changes in the capitalization of the Company, no adjustment shall be made


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for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

     13. ADJUSTMENTS. Upon the occurrence of any of the following events, the Optionee's rights with respect to this option shall be adjusted as hereinafter provided:

          (a) STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of this options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (b) CONSOLIDATION AND MERGERS. If the Company is to be consolidated with or acquired by another entity, in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Board of Directors of the Company shall either (i) make appropriate provision for the continuation of this option by substituting on an equitable basis for the shares then subject to this option the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the Optionee, provide that this option must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period this option shall terminate; or (iii) terminate this option in exchange for cash payment equal to the excess of the fair market value of the shares subject to this option (to the extent then exercisable) over the exercise price hereof.

          (c) RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, the Optionee upon exercising this option shall be entitled to receive for the purchase price paid upon such exercise the securities he/she would have received if he/she had exercised this option prior to such recapitalization or reorganization.

          (d) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company this option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board of Directors of the Company.

          (e) ISSUANCE OF SECURITIES. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustment shall be made for dividends paid in cash or in property other than securities of the Company.

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          (f)  ADJUSTMENTS.  The Board of Directors of the Company shall determine the specific adjustments to be made under this Section 13 and its determination shall be conclusive.

     14. WITHHOLDING TAXES. The Optionee hereby agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under withheld.

     15.  COMPANY'S RIGHT OF FIRST REFUSAL.

          (a) EXERCISE OF RIGHT: If the Optionee desires to sell all or any part of the shares acquired under this option (including any securities received in respect thereof pursuant to any stock dividend, stock split, reclassification, reorganization, recapitalization and the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Optionee desires to accept, the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Bona Fide Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth his or her desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer.
     Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the "Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Optionee. If the Company elects to purchase any or all of such Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Option Shares at the price and terms indicated in the Bona Fide Offer within 60 days from the date of receipt by the Company of the Option Notice.

          (b) SALE OF OPTION SHARES TO OFFEROR: The Optionee may, for 60 days after the expiration of the 30-day period during which the Company may give the aforesaid counter-notice, sell, pursuant to the terms of the bona Fide Offer, any or all of such Option Shares not purchased or agreed to be purchased by the Company; PROVIDED, HOWEVER, that the Optionee shall not sell such Option Shares to the Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Optionee within 30 days of its receipt of the Option Notice, stating that the Optionee shall not sell his Option Shares to the Offeror, and PROVIDED, FURTHER, that prior to the sale of such Option Shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Section 15. If any or all of such Option Shares are not sold

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     pursuant to a bona Fide Offer within the time permitted above, the unsold
     Option Shares shall remain subject to the terms of this Section 15.

          (c) ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE: If there shall be any change in the Common Stock of the Company due to any stock dividend, stock split, reclassification, merger, consolidation, reorganization, recapitalization, exchange of shares or similar changes in capital structure, the restrictions contained in this Section 15 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares.

          (d) FAILURE TO DELIVER OPTION SHARES: In the event the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Option Shares to be sold to the Company pursuant to this
     Section 15, the Company shall have the right to deposit the purchase price for the Option Shares in a special account with any bank or trust company in the State of Colorado, giving notice of such deposit to the Optionee, whereupon such Option Shares shall be deemed to have been purchased by the Company. All such moneys shall be held by the bank or trust company for the benefit of the Optionee. All moneys deposited with the bank or trust company remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company, for payment. The Company may place a legend on any stock certificate delivered to the Optionee reflecting the restrictions on transfer provided- in this Section 15.

          (e) EXPIRATION OF COMPANY'S RIGHT OF FIRST REFUSAL. The first refusal rights of the Company set forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Company's Common Stock for an aggregate public offering price of at least $8,000,000 or more pursuant to a registration statement filed under the Act or a successor statute, at which time the first refusal rights of the Company set forth herein will automatically expire.

     16. NO EXERCISE OF OPTION IF BUSINESS RELATIONSHIP TERMINATED FOR CAUSE. If the Business Relationship of the Optionee is terminated for "Cause" (as hereinafter defined) pursuant to this Section 16, this option shall terminate at the time of such termination of the Business Relationship and shall thereafter not be exercisable to any extent whatsoever. "Cause" is conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee to render services to the Company in accordance with the terms or requirements of the Business Relationship; (ii) a determination in good faith by two-thirds of the members of the Board of Directors that the Optionee has inadequately performed the requirements of its Business Relationship; (iii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company; (iv) the commission of an act of embezzlement or fraud; (v) deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (vi) the unauthorized disclosure of any trade secret or confidential information of the Company; or
(vii) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract

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with the Company.  For the purposes of this Section 16, termination of the
Business Relationship shall be deemed to occur when the Optionee receives notice that its Business Relationship is terminated pursuant to this Section 16.

     17.  COMPANY'S RIGHT OF REPURCHASE.

          (a) RIGHTS OF REPURCHASE. If any of the events specified in Section 17(b) below occur, then: (i) with respect to shares acquired upon exercise of this option prior to the occurrence of such event, within 60 days after the Company receives actual knowledge of the event, and (ii) with respect to shares acquired upon exercise of this option after the occurrence of such event, within 60 days following the later of the date of such exercise or the date the Company receives actual knowledge of such event, (in either case, the "Repurchase Period"), the Company shall have the option, but not the obligation, to repurchase all, but not a portion of, the shares from the Optionee, or his or her legal representatives, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Optionee, or his or her legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period, and, together with such notice, tendering to the Optionee, or legal representative, an amount equal to the higher of the option price or the fair market value of the shares. The Company, may, in exercising the Repurchase Option, designate one or more nominees to purchase the shares either within or without the Company. Upon timely exercise of the Repurchase Option in the manner provided in this
     Section 17(a), the Optionee, or his or her legal representative, shall deliver to the Company the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

          If shares are not purchased under the Repurchase Option, the Optionee and his or her successor in interest, if any, will hold any such shares in possession subject to all of the provisions of this Agreement.

          (b) COMPANY'S RIGHT TO EXERCISE REPURCHASE OPTION: The Company shall have the Repurchase Option in the event that any of the following events shall occur: (i) the termination of the Optionee's Business Relationship with the Company or any Related Corporation, voluntarily or involuntarily, for any reason whatsoever, including death or permanent disability, prior to the time this option shall be fully vested as provided in Section 2 hereof, (ii) the receivership, bankruptcy or other creditor's proceeding regarding the Optionee or the taking of any of Optionees shares acquired upon exercise of this option by legal process, such as a levy of execution;
     (iii) distribution of shares held by the Optionee to his or her spouse as such spouse's joint or community interest pursuant to a decree of dissolution, operation of law, divorce, property settlement agreement or for any other reason, except as may be otherwise permitted by the Company; or (iv) the termination of the Optionee's Business Relationship by the Company for Cause (as defined in Section 16 hereof).

          (c) DETERMINATION OF FAIR MARKET VALUE: The fair market value of the shares subject to this option shall be, for purposes of this Section 17, an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Fair market value shall be determined by the Board of Directors, giving due consideration to recent grants of incentive stock options for shares of the Common Stock, if any; recent transactions involving shares of the Common Stock, if any; earnings of the Company to the date of such determination; projected earnings of the Company; the effect of the transfer restrictions to which the shares are subject under law and this Agreement; the presence or absence of a public market for the Common Stock and such other matters as the Board of Directors deems pertinent. The determination by the Board of Directors of the fair market value shall be conclusive and binding. The fair market value of the shares shall be determined as of the day on which the event (as specified in Section 17(b) above) occurs.

     18. ACCELERATION AND VESTING OF OPTION FOR BUSINESS COMBINATIONS. If the Company is to be involved in an Acquisition, then this option shall, immediately prior to the consummation of such Acquisition, become fully vested and immediately exercisable by the Optionee.

     19. LOCK-UP AGREEMENT. The Optionee agrees that the Optionee will not, for a period of at least 120 days following the effective date of the Company's initial distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission, directly or indirectly, sell, offer to sell or otherwise dispose of the Company's securities other than any securities which are included in such initial public offering.

     20. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.

     IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed as of the date first above written.


 /s/ Bill Holsten
----------------------------------     XVT Software Inc.
Optionee signature


     Bill Holsten                      By: /s/ Alan H. Hunt
----------------------------------         ------------------------------------
Name


      4843 Briar Ridge CT              Title:    CEO
----------------------------------           ----------------------------------
Street Address

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      Boulder, CO 80301
----------------------------------
City, State Zip



                                        October 3, 1996



Mr. Bill Holsten
4843 Riding Ridge Road
San Diego, CA 92130

Re: Accelerated XVT Stock option grants

Dear Bill:

As a result of the closing of the Agreement of Purchase and Sale of Assets by and between XVT Software Inc. and Copper Lake Investors, LLC, your option agreements with XVT (now exercisable for Peregrine Systems, Inc. stock pursuant to the terms of the Agreement and Plan of Merger of November 30, 1995 by and among Peregrine Systems, Inc., XVT Acquisition Corp., and XVT Software Inc.) have accelerated vesting in accordance with the terms of your option agreement(s). In accordance with your option agreement, you have a right to exercise options as follows:

                      GRANT DATE               SHARES
                      ----------               ------
                      January 18, 1995         471

Your grant and subsequent conversion to Peregrine Systems stock may have resulted in partial shares which, should you exercise your options, will be paid in cash. These options are exercisable at a price of $8.48 per share.

Should you have any further question, please do not hesitate to contact me.

                                       Very truly yours,

                                       /s/ Rick T. Nelson

                                       Richard T. Nelson


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